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                                  Exhibit 23(d)

CAPITAL RESOURCES GROUP, INC.
1211 Connecticut Ave., N.W. o Suite 200 o Washington, DC  20036
Tel (202) 466-5685 o Fax (202) 466-5695





                                  June 19, 1996



Board of Directors
First Ashland Financial Corporation
1640 Carter Avenue
Ashland, Kentucky  41101

Dear Members of the Board:

         We hereby consent to the inclusion of our fairness opinion as an appendix to the Registration Statement on Form S-4 ("Registration Statement") relating to the merger of First Ashland Financial Corporation with and into Camco Financial Corporation. We further consent to the references to our firm in the Registration Statement under the captions "Summary - Background and Reasons for the Merger", "Summary - Opinion of CRG", "The Merger - Background and Reasons for the Merger", and "The Merger - Opinion of CRG".

                                    Very truly yours,

                                    Capital Resources Group, Inc.

                                    Capital Resources Group, Inc.